                                                                Exhibit 10.91

                          SALE AND PURCHASE AGREEMENT
                          ---------------------------

     THIS AGREEMENT is made and entered into this 27th day of February, between McLeodUSA Publishing Company, an Iowa corporation ("McLeod"), and Indiana Directories, Inc., a Michigan Corporation ("IDI"), John Morgan ("Morgan"), Hank Meijer ("Meijer"), Jack Hendricks ("Hendricks"), Brad Nelson ("Nelson") and Talking Directories, Inc., a Michigan corporation ("TDI").

                                   RECITALS
                                   --------

     McLeod desires to purchase certain telephone directory business of IDI;
and,

     IDI desires to sell certain of its telephone directory business to McLeod under the terms and conditions set out below.

     Morgan, Meijer, Hendricks, Nelson and TDI have an interest in concluding the transactions contemplated by this Agreement and wish to facilitate this Agreement and its contemplated transactions.

                                   AGREEMENT
                                   ---------

     In consideration of the terms, conditions, promises and mutual covenants in this Agreement, McLeod, IDI, Morgan, Meijer, Hendricks, Nelson and TDI agree as follows:

1.   DIRECTORIES AND OTHER ASSETS TO BE PURCHASED
     --------------------------------------------
     1.1. IDI hereby sells and McLeod hereby purchases all of IDI's telephone directories shown on the list of directories attached hereto as Exhibit "A" and incorporated herein by this reference (the "Directories"), including all product designs and drawings (subject to the rights of advertising subscribers or third parties in such literary property), catalogs, data, files, records, price lists, and other documents relating to suppliers of IDI and all customer lists, contracts and catalogs and marketing materials used by IDI in connection with the Directories. This transaction includes any patents, trademarks, licenses, copyrights, directory names, brand names, trade names, trade dress, propriety information and trade secrets, whether registered or subject to being registered, owned by IDI and used in connection with the Directories, including specifically and not by way of limitation the corporate and trade names "Info Indiana," "INFO INDIANA," "Indiana Directories, Inc.," and "U.S. Directories, Inc.," and to the extent any such property or rights are not owned by IDI, IDI will assign its interest or right to use said property throughout the geographic distribution area of the Directories to McLeod. IDI and McLeod will execute any federal, state, local and/or other forms necessary to carry out the transactions described in this Section.

     1.2. The above described items relating to the Directories on Exhibit "A" delivered to a printer for printing before Closing (as described in
     Section 4 below) be delivered to McLeod on or before Closing. The above described items relating to the Directories to be delivered to a printer for printing after Closing shall be delivered to McLeod on the date each of those Directories is delivered to a printer for printing. IDI shall deliver to McLeod fifty (50) copies of each of the Directories within ten (10) days after each such Directory is published. "Publish" and "publication" as used throughout this Agreement means the sale of advertising, acquisition of material and information, production of directories and primary
                                                         ---
     distribution of directories.

     1.3. The purchase includes the equipment, including two audiotex equipment systems, and furniture identified on the List of Equipment and Furniture attached hereto as Exhibit "B" and incorporated herein by this reference. IDI agrees to sell and McLeod agrees to buy the equipment and furniture listed on Exhibit "B," pursuant to the terms of this Agreement and IDI will deliver the equipment and furniture by providing a Bill of Sale, in the form attached as Exhibit "C," at Closing and providing possession on April 1, 1997.

     1.4. This transaction does not include any receivables of IDI, and McLeod is not assuming any liabilities of IDI, except the obligations under the leases specifically addressed in Section 12 below. IDI is entitled to all receivables in connection with all editions of the Directories previously published by IDI or to be published IDI with the Publication Dates shown on Exhibit "A." If a receivable to which IDI is entitled is not collected by IDI, through no fault, error or negligence on the part of IDI or reasonable customer dissatisfaction, McLeod agrees not to permit the advertiser that generated such unpaid receivable to advertise in the next edition of any of the Directories, to be published by McLeod, provided IDI provides McLeod written notice of the name, address, telephone number of the advertiser and the amount due no later than 30 days prior to the Local Market Close date for such Directory, which date will be provided by McLeod upon request. McLeod is entitled to all receivables generated from the next editions of the Directors published after the edition described on Exhibit "A."


2.   CONSIDERATION
     -------------
           The consideration for this Agreement is estimated to be $10,660,000.00 (which is 100% of the estimated Net Cash Revenue (as defined below) of the Directories as shown on Exhibit "A," plus $150,000.00 for equipment and furniture,) subject to any adjustments pursuant to Section 3 below. The consideration for this Agreement shall be allocated to the various assets and the Covenant not to Compete and Confidentiality Agreements described in Section 11 below as set forth on the Purchase Price Allocation Schedule ("Allocations") attached as Exhibit "D" and incorporated herein by this reference. IDI and McLeod shall file their respective tax returns and required Internal Revenue Service forms in accordance with the Allocations and shall not take any position inconsistent with the Allocations. If an examination of the income tax returns of IDI or McLeod by the Internal Revenue Service ("Service") results in a different allocation of the consideration under Section 1060 of the Internal Revenue Code of 1986, as amended, however, IDI and McLeod shall amend their federal, state and local income tax returns to conform to the allocation determined by the Service. IDI and McLeod shall execute any federal, state, local and/or other forms required to be filed with respect to the Allocations. The consideration, subject to full and complete satisfaction of all conditions set out in this Agreement, will be paid as follows:


     2.1.  $4,880,000.00 to IDI, $30,000.00 to TDI, $30,000.00 to Morgan,
     $30,000.00 to Meijer, $15,000.00 to Hendricks and $15,000.00 to Nelson, at Closing;

     2.2. $1,000,000.00 into escrow upon execution of this Agreement pursuant to the terms of the Escrow Agreement attached as Exhibit "E," and incorporated herein by this reference, which will thereafter be paid out and applied to the final payment due hereunder pursuant to said Escrow Agreement;

     2.3. $1,500,000.00 to IDI ten (10) days after IDI certifies to McLeod that publication of those Directories listed on Exhibit "A" with a Publication Date of February, 1997 has been completed in accordance with Section 5 below;

     2.4. $500,000.00 to IDI ten (10) days after IDI certifies to McLeod that publication of those Directories listed on Exhibit "A" with a Publication Date of March, 1997 has been completed in accordance with Section 5 below;

     2.5. $2,000,000.00 to IDI ten (10) days after IDI certifies to McLeod that publication of those Directories listed on Exhibit "A" with a Publication Date of April, 1997 has been completed in accordance with Section 5 below;

     2.6. all remaining unpaid consideration to IDI after publication of all Directories has been completed in accordance with Section 5 below, the total Net Cash Revenue for all of the Directories combined has been determined pursuant to Section 3 below and all terms and conditions of the Escrow Agreement have been satisfied, with the final payment adjusted pursuant to the provisions of Section 3 below.

3.   NET CASH REVENUE REQUIREMENT
     ----------------------------
           IDI represents and warrants that the total Net Cash Revenue of the last edition of each of the Directories shown on Exhibit "A" published by IDI (or to be published by IDI, as the case may be) shall be as shown as estimated Net Cash Revenue on Exhibit "A." "Net Cash Revenue" shall include all contracted for gross revenue in the form of cash paid or accounts receivable, including national revenue, but shall exclude cancellations, promotional discounts, payment plan discounts, cash discounts, and any revenue traded for value other than cash or accounts receivables. If the total Net Cash Revenue from all the Directories combined is more or less than $10,510,000.00, the consideration paid by McLeod, as set out in Section 2 above, shall be increased or reduced accordingly by one dollar for each one dollar the total Net Cash Revenue from the Directories is above or below $10,510,000.00. McLeod and IDI shall determine the total net cash revenue for the Directories on or before the due date for the final payment set out in Section 2.6 above.

4.  CLOSING
    -------

          Closing shall take place at McLeod's offices, 201 Third Avenue S.E., Suite 500, Cedar Rapids, Iowa, forty-eight (48) hours after complete satisfaction of the conditions and contingencies described in Sections 7 and 10 below, but in no event prior to 11:00 a.m., on March 18, 1997 or later than 2:00 p.m., on April 1, 1997, or at such other time, date, and place as may be agreed by the parties ("Closing").

5.  CONDUCT OF IDI
    --------------

    5.1. Publication of the editions of the Directories set out on Exhibit "A" shall be (1) continued and completed by IDI in accordance with past practices, (2) completed no later than the fifteenth day of the month immediately following the Publication Date set out on Exhibit "A," and (3) continued and completed in the same manner as the last published editions of such Directories, including but not limited to, the number of Directories printed and distributed (as set out on Exhibit "A"), the distribution area, the pricing, the credit terms, the quality and size of print and paper, and the past general production standards and practices, except as specifically noted, described and agreed on Exhibit "F." IDI shall promptly pay all sales and production expenses for editions of the Directories with the Publication Dates as shown on Exhibit "A" and for all prior editions of the Directories. The above requirements notwithstanding, [a] IDI will have the Directories with a Publication Date of April, 1997 delivered to a printer for printing no later than April 1, 1997, and [b] IDI will make every effort to have the Directories with a Publication Date of May, 1997 delivered to a printer for printing no later than April 1, 1997. If production work remains on April 1, 1997, however, then McLeod will finish the remaining production work at the LaPorte, Indiana facilities now occupied by IDI and IDI will reimburse McLeod $60.00 per page for each page of said remaining production work finished by McLeod, and IDI will distribute the directories upon conclusion of said remaining production work. Performance by IDI under this section shall be excused in the event of strike, interruption of mail or common carrier service, fire, riot, disaster, act of God or other cause beyond the reasonable and ordinary control of IDI.

5.2. IDI shall, at its cost, continue to provide all information, updates, data and telephone lines for audiotex service described in, related to or associated with any of the Directories for one year after the date each of the Directories is published, in the same manner as provided in the prior edition of each such Directory. IDI will have the right to continue to use the audiotex equipment sold and transferred pursuant to this Agreement at no charge and McLeod, as owner of said equipment, will service and maintain said equipment beginning on April 1, 1997.

5.3. If McLeod determines that IDI has failed to complete publication of the Directories and provision of all elements of audiotex service, as described in
Section 5.2 set out above, McLeod shall have, in addition to any other right it may have, the right to notify IDI of such failure and request a full refund of any and all amounts paid for each of the Directories with which such failure is associated. Upon receipt of such notice IDI will have twenty (20) days to correct such failure or to offer to compensate McLeod for such failure. If such failure remains uncorrected after twenty (20) days and McLeod does not accept any reasonable offer of compensation from IDI, then McLeod shall be entitled to receive a refund of any and all amounts paid for each of the Directories with which said remaining failure is associated.

5.4. Beginning on the date hereof, McLeod shall have the right to conduct an investigation of IDI and its telephone directory business as McLeod deems necessary. IDI shall cooperate fully with McLeod in such investigation.

6.   PRE-SALES
     ---------

          IDI has made sales for editions of the Directories to be published by McLeod ("Pre-Sales"). McLeod will have the right to review and approve any such Pre-Sales, but such approval shall not be unreasonably withheld. All approved receivables, contracts, cash, trade agreements, artwork, finished copies and any other items held by IDI in connection with such approved Pre-Sales will be delivered to McLeod on or before Closing, or as soon thereafter as is commercially possible and McLeod will publish such Pre-Sales. McLeod will pay IDI, in addition to the consideration set out in
     Section 2 above, a commission equal to 15% of the Net Cash Revenue from such approved Pre-Sales on or before the date of the last payment due under
     Section 2 above.


7.   REPRESENTATIONS AND WARRANTIES OF IDI
     -------------------------------------

           IDI hereby covenants, represents and warrants to McLeod that:

     7.1.  Due Organization. IDI is a corporation duly organized, validly
           -----------------
     existing, and in good standing under the laws of the state of Michigan and has the power and authority, corporate and otherwise, to own its properties and conduct the business in which it is presently engaged.

     7.2.  Authorization of Agreement. The execution and delivery of this
           ---------------------------
     Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of IDI and this Agreement constitutes a valid and legally binding obligation of IDI enforceable according to its terms. The execution and delivery of this Agreement, consummation of the transactions contemplated by this Agreement and compliance by IDI with all the provisions of this Agreement will not (i) violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction; (ii) conflict with or result in a breach of any provision of IDI's Articles of Incorporation or Bylaws or constitute a default under any of the terms, conditions, or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which IDI is a party; or, (iii) violate any order, writ, injunction, or decree, statute, rule or regulation applicable to IDI or any of its property or assets.

7.3.  Payment of Taxes. IDI has filed all federal, state, and local tax returns
      -----------------
required to be filed, and has made timely payment of all taxes shown by those returns to be due and payable, or has timely filed the necessary documents to contest the amount of tax due. All filed tax returns are complete, true and correct in all material respects.

7.4.  No Adverse Conditions. To the best of the knowledge of IDI and its
      ----------------------
officers, directors and shareholders, there are no adverse conditions or circumstances that may interfere with Mcleod's use and enjoyment of or opportunity to operate the directory business of IDI to be purchased by McLeod pursuant to this Agreement.

7.5.  No Omissions or Misrepresentations. To the best of the knowledge of IDI
      -----------------------------------
and its officers, directors and shareholders, no representation, warranty, or statement of IDI contains any misrepresentation or misstates any material fact or omits to state any material fact necessary to make each representation or warranty or statement in this Agreement, or in any certificates or other instruments furnished or to be furnished to McLeod accurate and not misleading in any material respect.

7.6. Investigation by McLeod. No investigation conducted by McLeod shall affect
     ------------------------
the representations and warranties of IDI herein, and each such representation and warranty shall survive the execution hereof.

7.7. Consents. IDI has obtained any and all necessary consents with respect to
     ---------
the transaction contemplated by this Agreement.

7.8. Title and liens. IDI on the date of Closing will own and deliver good and
     ----------------
marketable fee title and all right, title and interest, free and clear of any and all liens or encumbrances, or other interests, in and to all assets, rights, property, equipment and furniture to be sold and delivered pursuant to this Agreement.

7.9. Consent of Creditors. IDI has obtained, or will obtain before Closing, all
     ---------------------
necessary consents and releases with respect to the transactions contemplated by this Agreement from IDI's lenders, said lenders have executed and recorded, prior to Closing, releases of any and all liens or security interests covering the Directories and other assets to being purchased by

     McLeod pursuant to this Agreement, and copies of such consents and releases will be delivered by IDI to McLeod on or before Closing. A List of Lenders prepared by IDI identifying all lenders from whom consents and releases are needed is attached as Exhibit "G" and incorporated herein by this reference. In the event the conditions set out in this section are not satisfied, or are violated, McLeod will so notify IDI. Closing will be postponed for a period of not more than fourteen (14) days and IDI will satisfy the condition or correct the violation prior to the postponed Closing. If the conditions remain unsatisfied or the violations remain uncorrected for fourteen days after notice to IDI, McLeod may declare this Agreement null and void and shall be entitled to an immediate return of all amounts paid by it pursuant to this Agreement.

     7.10. Employees. IDI will deliver a list of all current employees of IDI,
           ---------
     and each employees job title or position and date of initial hiring by IDI, to McLeod on the date of Public Announcement pursuant to Section 9 below.

     7.11 Corporate Actions. IDI shall take such action and shall file all
          -----------------
     documents necessary to comply with all federal, state and local laws regulations which may require shareholder or director consent or approval of this Agreement or the transactions contemplated or required by this Agreement.

8.   REPRESENTATIONS AND WARRANTIES OF McLEOD
     ----------------------------------------
     McLeod covenants, represents and warrants to IDI:

     8.1. Due Organization. McLeod is a corporation duly organized, validly
          ----------------
     existing, and in good standing under the laws of the state of Iowa and has the power and authority, corporate and otherwise, to own its properties and conduct the business in which it is presently engaged.

     8.2 Authorization of Agreement. The execution and delivery of this
         --------------------------
     Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of McLeod and this Agreement constitutes a valid and legally binding obligation of McLeod enforceable according to its terms. The execution and delivery of this Agreement, consummation of the transactions contemplated by this Agreement and compliance by McLeod with all provisions of this Agreement will not (i) violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction; (ii) conflict with result in a breach of any provision of McLeod's Articles of Incorporation or Bylaws or constitute a default under any of the terms, conditions, or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by any note, bond mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which McLeod is a party; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to McLeod or any of its property or assets.

     8.3.  Authority to do Business. McLeod is a corporation duly authorized to
           -------------------------
     do business in Indiana, Michigan and Ohio and is currently in good standing in those states.

     8.4.  No Omissions or Misrepresentations. To the best of the knowledge of
           -----------------------------------
     McLeod and its officers, no representation, warranty, or statement of McLeod contains any misrepresentation or misstates any material fact or omits to state any material fact necessary to make each representation or warranty or statement in this Agreement, or in any certificates or other instruments furnished or to be furnished to IDI accurate and not misleading in any material respect.

9.   PUBLIC ANNOUNCEMENT
     -------------------

           Except to the extent disclosure, filing, reporting or announcement of this Agreement is required by law, including any rules or regulations of any applicable governmental, regulatory or stock exchange agency or authority, (i) no party shall make any announcement of this Agreement or the transactions contemplated hereby to the press or general public prior to 5:00 p.m., Eastern Time, Tuesday, March 4, 1997, and (ii) after that date public announcement may be made only after notification the content of such announcement has been approved by the other parties hereto, which approval will not be unreasonably withheld.

10.  EMPLOYEES AND INDEPENDENT CONTRACTORS
     -------------------------------------
     10.1.  Sales Employees of IDI. A list of employees of IDI who sell
            -----------------------
     advertising or manage those who sell advertising, excluding senior executives, is attached as Exhibit "H" and incorporated herein by this reference. Beginning upon execution of this Agreement, McLeod will have the right and authority to interview all such employees. On the date of Public Announcement pursuant to Section 9 above, IDI will provide a current and up-to-date list of employees of IDI who sell advertising or manage those who sell advertising, except senior executives, (collectively "the Sales Force" and individually "member of the Sales Force") and McLeod will subsequently offer to employ the Sales Force, pursuant to McLeod's standard employment practices and benefits packages for sales employees and sales management, and all of IDI's sales support staff. All members of the Sales Force hired by McLeod and all sales support staff hired by McLeod will be made available by IDI beginning April 1, 1997, or on such earlier dates as may be feasible on an individual basis. Payment of any amount under this Agreement is contingent on McLeod hiring, as described above, no less than ninety percent (90%) of the Sales Force. In the event the conditions set out in this section are not satisfied, or are violated in the sole opinion of McLeod, McLeod may declare this Agreement null and void and shall be entitled to an immediate return of all amounts paid by it pursuant to this Agreement. Within ten (10) days after the date of Public Announcement pursuant to Section 9 above, McLeod will notify IDI that (1) the conditions are satisfied, (2) the conditions are waived, or (3) the conditions are not satisfied and McLeod is declaring this Agreement null and void. If McLeod declares this Agreement null and void and receives an immediate return of all amounts paid by it, McLeod will not employ and any person who was an employee of IDI on the date of Public Announcement pursuant to Section 9 above for a period of twelve (12) months following such declaration and receipt.

     10.2. Other Employees of IDI. IDI represents that it will cease all of its
           -----------------------
     directory production operations in Indiana, including, in particular, those at its LaPorte, Indiana facility, and plans to discharge all production employees effective April 1, 1997 and all distribution employees effective upon completion of distribution of the last edition of the Directories published by IDI. IDI will prepare and deliver, at its expense, all notices required by state or federal laws or regulations to be given prior to closing or shutdown of a plant, including but not limited to those notices required by the Worker Adjustment and Retraining Notification Act. Beginning upon execution of this Agreement, McLeod has the right, in its sole discretion, to interview, and to subsequently hire, any or all of IDI's employees unrelated to sales, as McLeod chooses. All employees unrelated to sales who are hired by McLeod will be made available by IDI beginning no later than April 1, 1997, except employees involved in distribution who will be made available upon conclusion of distribution of those directories remaining to be distributed on April 1, 1997, but in no event later than June 16, 1997.

     10.3.  All Employees of IDI. McLeod is not, as a term or condition of this
            ---------------------
     Agreement, assuming any of IDI's obligations with respect to employment contracts or independent contractor contracts, or other agreements with its employees, whether written or oral. IDI will assist McLeod in the interviewing and hiring of IDI employees by McLeod. IDI, Morgan, Meijer, Hendricks, Nelson and TDI will not, without the prior written consent of McLeod, interview, offer new employment positions to, or offer to continue employment of, IDI's employees who are members of the Sales Force or sales support staff, (1) during the interview and hiring process of McLeod; or
     (2) who McLeod hires, or desires to hire, pursuant to this section, for a period of three years after April 1, 1997.

11.  NON-COMPETE AGREEMENTS
     ----------------------
     11.1. In consideration of McLeod's purchase of the Directories and payment of cash consideration, IDI, Morgan, Meijer, TDI and all officers, directors, shareholders and equity holders of IDI and TDI shall execute a Covenant Not to Compete and Confidentiality Agreement at Closing substantially in the form attached hereto as Exhibit "I." In consideration of McLeod's purchase of the Directories and payment of cash consideration, Hendricks and Nelson shall execute a Covenant Not to Compete and Confidentiality Agreement at Closing substantially in the form attached hereto as Exhibit "J."

     11.2. IDI will assign to McLeod, by Assignment in the form attached hereto as Exhibit "K," all of IDI's rights under its Consulting and Non-Competition Agreement with Norman

     H. and Barbara A. Steigely, dated November 10, 1994, a copy of which is attached as Exhibit "L,"

     11.3. IDI will obtain and deliver to McLeod a Consent to the assignment of the Consulting and Non-Competition Agreement with Norman H. and Barbara A. Steigely, in the form attached as Exhibit "M," executed by Norman H. and Barbara A. Steigely, in accordance with Section 15 of said Consulting and Non-Competition Agreement.

     11.4. In the event it becomes necessary for McLeod to take any action to enforce the terms of any of the non-compete agreements, other than those executed by IDI, IDI will use its best efforts to assist McLeod in proving that full and adequate consideration for the non-compete agreements was paid to and received by the parties making the agreement not to compete.

12.  LEASES
     ------

     12.1. IDI and U. S. Directories, Inc. ("USD") are parties to a lease of property commonly known as 333 Bosserman Street, LaPorte, Indiana (the "LaPorte premises"). IDI represents and warrants it is the sole owner and holder of an assignable leasehold interest in the LaPorte premises, free and clear of all liens and encumbrances. IDI will assign it's interest in its current lease with USD to McLeod and McLeod will negotiate with USD to reach a new lease of the premises under terms acceptable to McLeod and which will allow IDI to be completely released from all further obligations under it's current lease with USD. This Agreement and all transactions contemplated hereby are contingent upon IDI, McLeod and USD reaching [a] an agreement for the termination of the existing lease between IDI and USD and [b] new lease agreement between McLeod and USD on or before April 1, 1997. In the event this contingency is not timely satisfied, McLeod will accept assignment of the lease from IDI and will assume all of IDI's obligations under the lease referred to above.

     12.2. Flashes Publishers, Inc. and James Z. and Christine E. Sieradzki are parties to a lease of property commonly known as Cambridge Office Plaza Suite D, 230 Catalpa Road, Suite D, Mishawaka, Indiana (the "Mishawaka premises"). IDI represents and warrants it now owns and controls all right, title and interest of Flashes Publishers, Inc. in, to and under said lease and is the sole holder of an assignable leasehold interest in the Mishawaka premises, free and clear of all liens and encumbrances. IDI will assign it's interest in the current lease of the Mishawaka premises to McLeod. McLeod will accept assignment of the lease from IDI and will assume all of IDI's obligations under the lease referred to above.

12.3. Flashes Publishers, Inc. and Muncie Gateway Center Limited Partnership are parties to a lease of approximately 1500 square feet of space in the property commonly known as 400 N. High, Suite 302, Muncie, Indiana (the "Muncie premises"). IDI represents and warrants it now owns and controls all right, title and interest of Flashes Publishers, Inc. in, to and under said lease and is the sole holder of an assignable leasehold interest in the Muncie premises, free and clear of all liens and encumbrances. IDI will assign it's interest in the current lease of the Muncie premises to McLeod. McLeod will accept assignment of the lease from IDI and will assume all of IDI's obligations under the lease referred to above.

12.4. INFO America Phone Books, Inc. and OPN Systems, Inc. are parties to a lease of property commonly known as 6208-B Constitution Drive, Ft. Wayne, Indiana (the "Ft. Wayne premises"). IDI represents and warrants it now owns and controls all right, title and interest of INFO America Phone Books, Inc. in, to and under said lease and is the sole holder of an assignable leasehold interest in the Ft. Wayne premises, free and clear of all liens and encumbrances. IDI will assign it's interest in the current lease of the Ft. Wayne premises to McLeod. McLeod will accept assignment of the lease from IDI and will assume all of IDI's obligations under the lease referred to above.

12.5 IDI and Brite Voice are parties to a lease of in the audiotex equipment systems described on Exhibit "N" (the "leased audiotex equipment"). IDI represents and warrants that it is the sole owner and holder of an assignable leasehold interest in the leased audiotex equipment, free and clear of all liens and encumbrances. IDI will assign it's interest in the current lease of the leased audiotex equipment to McLeod. McLeod will accept assignment of said lease from IDI and will assume all of IDI's obligations under said lease, except as provided in Section 5.2 above.

13.  INDEMNIFICATION OF McLEOD
     -------------------------

            IDI hereby indemnifies and saves McLeod harmless from and against any and all costs, liability, or expenses, including reasonable attorney's fees arising out of (i) any material breach of warranty, covenant, agreement, or representation made by IDI, Morgan, Meijer or TDI, (ii) any material nonfulfillment of any agreement of IDI, Morgan, Meijer or TDI under this Agreement or any misrepresentation in or omission from this Agreement or from any certificates or other instrument furnished or to be furnished to McLeod, (iii) any cause of action or expense directly or indirectly related to IDI's publication of the editions of the Directories published by IDI; and (iv) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.


14.  INDEMNIFICATION OF IDI
     ----------------------

            McLeod hereby indemnifies and saves IDI harmless from and against any and all costs, liability, or expenses, including reasonable attorney's fees, arising out of (i) any material breach of warranty, covenant, agreement, or representation made by McLeod; (ii) any material nonfulfillment of any agreement of McLeod under this Agreement or any misrepresentation in or omission from this Agreement or from any certificates or other instrument furnished or to be furnished to IDI; and
     (iii) any cause of action or expense directly or indirectly related to McLeod's publication of the editions of the Directories published by McLeod; and (iv) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.


15.  CONFIDENTIAL INFORMATION
     ------------------------

     15.1.  Definition.  For Purposes of this Section, "Confidential
            ----------
     Information" means any information or compilation of information not generally known, which is propriety to the business, and includes, without limitation, trade secrets, inventions, and information pertaining to development, marketing sales, accounting, and licensing of the business products and services, customer information contained in federal state tax returns, and the financial terms of this transaction. Information shall be treated as Confidential Information irrespective of its source and all information that is identified as being "confidential," "trade secret," or is identified or marked with any similar reference, or any information that IDI treats as confidential or McLeod should know is being treated by IDI as confidential, shall be presumed to be Confidential Information.

     15.2.  Convenants by Parties.  McLeod, IDI, Morgan, Meijer, Hendricks,
            ---------------------
     Nelson and TDI agree and covenant with respect to all Confidential Information received or learned by either of them as follows:

            15.2.1. that they will treat as confidential all Confidential Information made available to them or any of their employees, agents or representatives;

            15.2.2. that they will maintain the same in a secure place and limit access to the Confidential Information to those employees, agents and representatives to whom it is necessary to disclose the Confidential Information in furtherance of the transactions contemplated by this Agreement;

            15.2.3. that they and their employees, agents and representatives will not copy any Confidential Information (unless authorized), disclose any Confidential Information to any unauthorized party, or use any Confidential Information for any purpose other than publication of directories by McLeod, including competition with the other party or solicitation of the other party's customers; and,

            15.2.4. that each party will assume liability for any breach of this paragraph by it or any of its employees, agents, or representatives.


16.  MISCELLANEOUS
     -------------

     16.1   Broker or Finder.  The parties represent to each other that no
            ----------------
     person is entitled to any brokerage commission, finder's fee, or any other like payment in connection with any transaction contemplated by this Agreement by reason of the action of any party to this Agreement.
16.2.      Failure by McLeod. In the event McLeod fails to complete the Closing
           -----------------
of this Agreement as described above through no fault on the part of IDI and unrelated to any failure of any condition or postponement described in this Agreement and not as the result of a breach of this Agreement by McLeod, McLeod will pay to IDI the $1,000,000.00 paid into escrow pursuant to Section 2.2 above, pursuant to the terms of the Escrow Agreement attached as Exhibit "E." IDI agrees that this payment shall be its sole and exclusive remedy for a material breach by and failure by McLeod to complete the transactions contemplated by the Agreement.
16.3.      Severability. If any provisions of this Agreement is held for any
           ------------
reason to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall, nevertheless, remain in full force and effect.
16.4.      Applicable Law. This Agreement shall be construed in accordance with
           --------------
the laws selected by choice of law provisions of the state of venue described below. Venue for any action to enforce this Agreement brought by McLeod shall be in Kent County, Michigan and venue for any action to enforce this Agreement by any other party shall be in Linn County, Iowa.
16.5.      Notices. Any notices or other communications required or permitted
           -------
under this Agreement shall be sufficiently given if sent by certified mail, return receipt requested, addressed as follows:

                 McLeod:             McLeodUSA Publishing Company
                                     P.O. Box 3162
                                     Cedar Rapids, IA 52406-3162
                                     Attn: Arthur L. Christoffersen, President

                 IDI:                Indiana Directories, Inc.
                                     c/o Talking Directories, Inc.
                                     5311 Clyde Park Avenue, S.W.
                                     Grand Rapids, MI 49509
                                     Attn: John Morgan

                 TDI:                Talking Directories, Inc.
                                     5311 Clyde Park Avenue, S.W.
                                     Grand Rapids, MI 49509
                                     Attn: John Morgan

                 Morgan:             John Morgan
                                     1615 Beard Drive, S.E.
                                     Grand Rapids, Michigan 49509

                 Meijer:             Hank Meijer
                                     c/o Talking Directories, Inc.
                                     5311 Clyde Park Avenue, S.W.
                                     Grand Rapids, Michigan 49509

                 Nelson:             Brad Nelson
                                     c/o Talking Directories, Inc.
                                     5311 Clyde Park Avenue, S.W.
                                     Grand Rapids, Michigan 49509

                 Hendricks:          Jack Hendricks
                                     c/o Talking Directories, Inc.
                                     5311 Clyde Park Avenue, S.W.
                                     Grand Rapids, Michigan 49509

16.6.  Captions. The captions in this Agreement are for convenience of reference
       --------
only and shall not limit or otherwise affect the meaning hereof.

16.7.  Signatures. The parties hereto expressly consent to the use of facsimile
       ----------
signatures and agree that such facsimile signatures shall be binding as originals. The parties hereto expressly consent to the use of multiple counterparts each of which shall constitute and original and all of which together will constitute one and the same instrument.

16.8.  Survival. Each and every provision of this Agreement shall survive the
       --------
execution hereof and shall remain binding on the parties hereto until all performance called for hereunder is complete.

16.9.  Binding Effect.  This Agreement and all of the provisions hereof shall be
       --------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may make any assignment of this

     Agreement or any interest herein without the prior written consent of the other parties hereto. Assignments without such consent shall be void.



McLeodUSA Publishing Company                    Indiana Directories, Inc.



By: /s/ Arthur L. Christoffersen                By: /s/ John P. Morgan
   ------------------------------------            --------------------------
   Arthur L. Christoffersen, President             John P. Morgan, President



Talking Directories, Inc.



By: /s/ John P. Morgan
   --------------------------



 /s/ John P. Morgan                              /s/ Hendrik G. Meijer
-----------------------------                   ----------------------------
John P. Morgan                                       Hendrik G. Meijer


 /s/ Jack E. Hendricks                           /s/ Brad Nelson
-----------------------------                   ----------------------------
Jack E. Hendricks                                    Brad Nelson

                                  Exhibit "A"

                                                   Last IDI                Minimum      Est. Net
                                Publication        Sales End                Number      Cash Rev
Directory                          Date            Date                Distributed     (in 000's)
---------                     --------------       --------            -----------     ----------
1.  Boone                     February, 1997       12/31/96                 21,000           79
2.  St. Joseph (South Bend)   February, 1997       12/27/96                205,000        1,060
3.  Delaware                  February, 1997       01/10/97                 70,000          659
4.  Huntington*               March, 1997          02/14/97                 23,000          111
5.  Kosciusko                 March, 1997          01/21/97                 47,000          364
6.  Whitley*                  March, 1997          02/14/97                 18,000           85
7.  Allen Co. (Ft. Wayne)     April, 1997          02/03/97                200,000        1,800
8.  Henry                     April, 1997          02/21/97                 29,000          116
9.  LaPorte                   April, 1997          02/26/97                 90,000          912
10. Grant (Marion)            April, 1997          03/11/97                 51,000          215
11. Marshall                  May, 1997            03/28/97                 27,000          255
12. Wells/Adams               May, 1997            03/31/97**               22,000          151
13. Jay-Randolph              May, 1997            03/31/97**               13,000           68
-----------------------------------------------------------------------------------------------

                                                   First McLeod
                                                 Sales Start Date
                                                 ----------------
14. Fulton                    June, 1996           04/01/97**               16,000          119
15. Starke                    June, 1996           04/01/97**               16,000           90
16. Porter                    July, 1996           04/01/97**               97,000          446
17. Cass, MI                  July, 1996           04/01/97**               25,000          140
18. Miami/Wabash              September, 1996      05/01/97                 42,000          317
19. DeKalb/Noble              September, 1996      04/01/97**               42,000          228
20. Madison                   September, 1996      04/01/97**               80,000          536
21. Cass, IN                  October, 1996        04/01/97**               28,000          313
22. Elkhart                   November, 1996       05/01/97                100,000          586
23. Howard/Tipton             November, 1996       07/01/97                 78,000          498
24. Berrien, MI               November, 1996       04/01/97**              100,000        1,000
25. Allen/Auglaize, OH        December, 1996       08/01/97                 85,000          246
26. Darke/Mercer, OH          December, 1996       07/01/97                 30,000          116
                                                                         ---------       ------
      TOTALS                                                             1,555,000       10,510


* combined into one directory in 1997
** estimated dates

                                  Exhibit "C"

                                 Bill of Sale
                                 ------------

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Indiana Directories, Inc., a Michigan corporation ("IDI"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby bargain, sell, grant, convey, assign and transfer to McLeodUSA Publishing Company, an Iowa corporation ("McLeod"), its successors and assigns forever, all of the IDI's right, title and interest in and to the property described on Exhibit "A," attached to this Bill of Sale and made a part hereof for all purposes.

        IDI covenants and agrees that it is the lawful owner of the above described property, free and clear of all liens, claims, charges or other encumbrances, and that IDI will warrant and defend title to said property against any and every person claiming rights therein.

        IDI further covenants and agrees that if it shall be necessary or desirable at any time after the date hereof to do, execute, acknowledge or deliver any further acts, deeds, assignments, transfers, conveyances, powers of attorney, or other assurances, to bargain, sell, grant, convey, transfer or assign to McLeodUSA the property transferred hereby, McLeod shall be empowered as IDI's attorney-in-fact to do, execute, acknowledge, and deliver any and such further acts, deeds, assignments, transfers, conveyances, powers of attorney, or other assurances for and on behalf of IDI. IDI acknowledges that the foregoing power is coupled with an interest and shall be irrevocable.

        Dated:  March _____, 1997.


                                       Indiana Directories, Inc.



                                       By:
                                          ---------------------------------
                                           John P. Morgan, President

STATE OF                    )
        --------------------
                            )ss:
COUNTY OF                   )
         -------------------

        On this ____th day of March, 1997, before me, the undersigned, a Notary Public in and for the State of _____________________, personally appeared John
P. Morgan, to me personally known, who being by me duly sworn, did say that he is the president, of the corporation executing the within and foregoing instrument, that no seal has been procured by the corporation; that said instrument was signed on behalf of the corporation by authority of its Board of Directors; and that he as such officer acknowledged the execution of the foregoing instrument to be voluntary act and deed of the corporation, by it and by him voluntarily executed.



                             ---------------------------------
                                        Notary Public

                                  Exhibit "D"

                      Purchase Price Allocation Schedule
                      ----------------------------------

Purchase Price Allocation Under IRC Section 1060

      Purchase Price                                                 $10,660,000

1.) Paid to Indiana Directories, Inc.

      Class I Assets

              No Class I assets purchased

      Class II assets purchased

              No Class II assets purchased

      Class III Assets

              Machinery & Equipment and Furniture and Fixtures       $   150,000
                                                                     -----------

      Remaining Purchase Price                                       $10,510,000

      Class IV Assets

              Product designs and drawings, catalogs, data, files, records, price lists, and other documents relating to suppliers, customer lists, contracts, catalogs, marketing materials, patents, trademarks, licenses, copyrights, directory names, brand names, trade dress, propriety information and trade secrets, existing non-compete agreements and all other section 197 intangible assets
              listed in the purchase agreement.                      $10,390,000
                                                                     -----------

      Remaining Purchase Price                                       $   120,000

2.) Paid to others for Covenant not to Compete and Confidentiality
    Agreements

                  Talking Directories, Inc.                          $    30,000
                  John P. Morgan                                          30,000
                  Hendrik Meijer                                          30,000
                  Brad Nelson                                             15,000
                  Jack Hendricks                                          15,000

      Remaining Purchase Price                                       $       -0-

                                 Exhibit "E"

                               Escrow Agreement
                               ----------------

THIS AGREEMENT is by and between Norwest Bank Iowa, N.A., Cedar Rapids, Iowa (the "Escrow Agent"), McLeodUSA Publishing Company, an Iowa corporation ("McLeod"), and Indiana Directories, Inc., a Michigan corporation ("IDI"):

       WHEREAS, McLeod has, of even date herewith, purchased certain telephone directory business from IDI pursuant to a Sale and Purchase Agreement between McLeod and IDI dated February 21, 1997 (the "Sale Agreement"); and

       WHEREAS, pursuant to the Sale Agreement $1,000,000.00 of the purchase price has been deposited in escrow with the terms set out below; and

       WHEREAS, the Escrow Agent is willing to hold and disburse such funds, in accordance with this Agreement.

       NOW THEREFORE, the parties hereto agree as follows:

       1. McLeod has established, with Escrow Agent, Escrow Account No. 4030507660, (the "Escrow Account") and has, even date herewith, deposited the sum of $1,000,000.00 into the Escrow Account in accordance with the terms of the Sale Agreement.

       2. If IDI notifies the Escrow Agent that McLeod failed to complete the Closing of the Sale Agreement through no fault or breach on the part of IDI and unrelated to any failure of any condition or postponement described in this Agreement and not as the result of a breach of this Agreement by McLeod, the Escrow Agent shall disburse the entire balance in the Escrow Account to IDI; provided, however, before a disbursement is made to McLeod due to any such notice, McLeod shall be given written notice and shall have (10) days to notify the Escrow Agent that it disputes such disbursement. In such event, no distribution shall be made to IDI and Section 8 below shall control the dispute.

       3. Subject to Section 4 below, the balance in the Escrow Account, including interest, shall be paid directly to IDI or its designee within fifteen
(15) days after McLeod and IDI jointly certify that all invoices for all expenses of the Directories have been submitted for payment and paid and that primary distribution of the Directories has been completed pursuant to the Sale Agreement. All invoices and any other necessary documentation shall be presented to James Haddad of McLeod, who shall direct the Escrow Agent to advance funds for payment of same.

       4. Pursuant to the Sale Agreement, if the net cash revenue for the Directories is less than $10,510,000.00, the consideration paid by McLeod to IDI for the Directory shall reduce in a dollar-for-dollar basis. Any such reduction is to be repaid to McLeod from the balance remaining in the escrow account after payment of all printing and distribution costs for the Directories. Therefore, if McLeod notifies the Escrow Agent that the consideration to be paid to IDI should reduce pursuant to the terms of the Sales Agreement, the amount of such reduction shall be disbursed from the escrow account to McLeod after payment of all printing and distribution costs for the Directory; provided, however, before a disbursement is made to McLeod due to any such notice of a reduction in the consideration to be paid to IDI, IDI shall be given written notice of a reduction and shall have ten (10) days to notify the Escrow Agent that it disputes such disbursement. In such event, no distribution shall be made to McLeod and Section 8 below shall control the dispute.

        5. During the time the funds are held in the Escrow Account, the Escrow Agent shall, at the direction of McLeod and IDI, invest such funds in savings or time deposits, U.S. government securities, securities guaranteed by the United States, Certificates of Deposit with maturities approved by McLeod and IDI, or shares of a Money Market Fund, and all accrued interest shall be paid to IDI together with the last disbursement to IDI under this Escrow Agreement.

        6. The Escrow Agent shall not be liable for any error in judgment or for any act done or omitted by it in good faith, or for anything that it may, in good faith, do or refrain from doing in connection herewith, nor will any liability be incurred by the Escrow Agent if, in the event of any dispute or question as to the construction of this Agreement, it acts in accordance with the written opinion of its legal counsel.

        7. The Escrow Agent is authorized to act upon any document believed by it to be genuine and signed by the proper party or parties and will incur no liability in so acting.

        8. If either party disputes any disbursement by the Escrow Agent under this Agreement, the Escrow Agent shall promptly refer the dispute to the American Arbitration Association for Settlement by arbitration in accordance with the Association's rules, unless it is settled by mutual agreement of McLeod and IDI. As part of any such arbitration award, the arbitrator may establish his fee and expenses in connection therewith, which the unsuccessful party shall pay. Any award shall be a conclusive determination of the matter and shall be binding upon all parties. Arbitration proceedings shall be held in Cedar Rapids, Iowa, unless the parties hereto agree on another location.

        9. IDI and McLeod hereby agree to hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, that it may incur or with which it may be threatened by reason of its acting as Escrow Agent, and against any and all expenses, including attorney fees and the cost of defending any action, suit or proceeding or resisting any claim, interpleader or otherwise, or any other expenses, that may be incurred by the Escrow Agent by reason of disputes arising under this Escrow Agreement.

        10. Any notices or other communications required or permitted under this Agreement shall be sufficiently given if sent by certified mail, return receipt requested, addressed as follows:

                   McLeod:         McLeodUSA Publishing Company
                                   P.O. Box 3162
                                   Cedar Rapids, IA 52406-3162
                                   Attn:  Arthur L. Christoffersen, President

                        IDI:            Indiana Directories, Inc.
                                        c/o Talking Directories, Inc.
                                        5311 Clyde Park Avenue, S.W.
                                        Grand Rapids, MI 49509
                                        Attn:  John Morgan

                        Escrow Agent:   Norwest Bank Iowa, N.A.
                                        P.O. Box 1967
                                        Cedar Rapids, IA  52406
                                        Attn:  Greg Neumeyer

        11. The Escrow Agent shall be entitled to a fee of $250.00 per year for service as Escrow Agent, to be paid to McLeod.

                Dated this 27th day of February, 1997.

McLeodUSA Publishing Company              Indiana Directories, Inc.


By:                                       By:
   -------------------------------------     -----------------------------------
    Arthur L. Christoffersen, President       John Morgan, President


Norwest Bank Iowa, N.A.


By:
   -------------------------------------
    Gregory W. Neumeyer, Vice President

                                  Exhibit "I"

             Covenant not to Compete and Confidentiality Agreement
             -----------------------------------------------------

McLeodUSA Publishing Company, an Iowa corporation, ("McLeod"), Indiana Directories, Inc., a Michigan Corporation ("IDI"), John Morgan ("Morgan"), Hank Meijer ("Meijer"), Jack Hendricks ("Hendricks"), Brad Nelson ("Nelson") and Talking Directories, Inc., a Michigan corporation ("TDI") have entered into a Sale and Purchase Agreement dated February 21, 1997 ("the Agreement") which provides for the execution of this Covenant not to Compete and Confidentiality Agreement.

In fulfillment of the terms of the Agreement, adequate, good and valuable consideration recited herein, ______________, IDI and TDI, jointly and severally, (referred to hereafter as "the undersigned," meaning any one, some or all of them) enter into this agreement with McLeod, as follows:


1. For a period of ten (10) years from the date hereof, the undersigned shall not, within the distribution area of any directory purchased by McLeod from IDI pursuant to the Agreement, (a) directly or indirectly, as a shareholder, proprietor, partner, consultant, employee, agent, officer, director, associate, lender, investor or in any other capacity, engage in the telephone directory business in competition with McLeod, nor (b) invest in, lend money to, guarantee loans of, make gifts to, advise or by any other means assist or contract with any other person or entity in the telephone directory business or to so compete with McLeod.

2. The undersigned will not disclose any Confidential Information to others outside McLeod or use same for any unauthorized purposes without written approval from an officer of McLeod. "Confidential Information" means any information or compilation of information not generally known, that is proprietary to the business of McLeod or IDI or related to McLeod's publication of any directory which is a subject of the Agreement, and includes, without limitation, trade secrets, inventions, information pertaining to development, marketing, sales, accounting, and licensing of the business products and services, customer lists and contracts, customer information contained in or related to customer records, papers, correspondence or files and all financial information contained in federal and state tax returns. Confidential Information does not include information that is independently developed or received from a third party unrelated to McLeod or IDI, or information that IDI or TDI currently uses for or in directories published in other markets by IDI, _______ or TDI. In addition, the undersigned shall not be in default under this agreement if the undersigned's disclosure of Confidential Information is pursuant to a subpoena or other court order.

3. The parties acknowledge and agree that customer lists and contracts, customer information and customer trust and good will are the primary assets of McLeod, are the primary assets previously purchased by McLeod from IDI and are the primary assets being purchased pursuant to the Agreement. The parties desire and agree to protect these interests, assets and information in order to maintain the adequacy of the consideration for the Agreement, for this agreement and for the payments made by McLeod pursuant to the Agreement.

4. The undersigned acknowledges that (i) McLeod is paying substantial and valuable consideration for this agreement, (ii) the undersigned will directly benefit from the transactions contemplated by the Agreement and the terms of the Agreement, described above, including the receipt of adequate cash consideration from McLeod for this Covenant not to Compete and Confidentiality Agreement,
(iii) all officers, directors, shareholders and equity holders of IDI and TDI will benefit directly and financially from the Agreement, (iv) that the terms of this agreement are reasonable and necessary to protect the legitimate interest of McLeod and (vi) competition by the undersigned as herein prohibited would cause substantial loss and expense, irreparable damage and harm to McLeod, its assignees or successors, which cannot be fully compensated by monetary award.

5. The parties agree that in the event the provisions of this agreement should ever be adjudicated to exceed the time or geographic limitations permitted by law, then such provisions shall be deemed reformed by the parties to this agreement pursuant to this sentence to the maximum time and geographic limitation allowed by law.

6. The undersigned agree that upon a violation of this agreement, McLeod or an assignee or successor in interest to it, shall have the following rights, which are cumulative, separate causes of action that may be asserted against the undersigned, jointly and severally. McLeod, its successors or assigns, in the event of violation by the undersigned of this agreement, may:

     6.1. Commence an action to secure an injunction to enjoin the undersigned from violating this agreement;

     6.2. Commence an action to require the undersigned to specifically perform this agreement;

     6.3. Commence an action to secure a judgment for monetary damages for violation of this agreement, including, if applicable, punitive damages; or

     6.4. Commence an action to assert any and all of the rights that McLeod, or its successor or assign, may have against the undersigned at such time because of any breach of this agreement.

     6.5. In addition, McLeod, its successor or assignee, may secure reasonable attorney's fees and costs incurred as a result of judgment, order or injunction being rendered against the undersigned.

7. No delay or omission by McLeod in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by McLeod on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. In case any provision of this agreement shall be invalid, illegal, or otherwise unenforceable, the parties shall negotiate in good faith with respect to a substitute provision, such unenforceable provision will be deemed severable and all remaining provisions will remain in full force and effect.

8. The parties hereto expressly consent to the use of multiple counterparts each of which shall constitute an original and all of which together will constitute one and the same instrument.

9. This agreement shall be governed by and construed in accordance of the laws of the State of Iowa.

Dated: March __, 1997

McLeodUSA Publishing Company            Indiana Directories, Inc.


By:                                     By:
   ---------------------------             -------------------------------

                                        Talking Directories, Inc.


                                        By:
-----------------------------------        -------------------------------
       name

                                  Exhibit "J"

             Covenant not to Compete and Confidentiality Agreement
             -----------------------------------------------------

McleodUSA Publishing Company, an Iowa corporation, ("McLeod"), Indiana Directories, Inc., a Michigan Corporation ("IDI"), John Morgan ("Morgan"), Hank Meijer ("Meijer"), Jack Hendricks ("Hendricks"), Brad Nelson ("Nelson") and Talking Directories, Inc., a Michigan corporation ("TDI") have entered into a Sale and Purchase Agreement dated February 21, 1997 ("the Agreement") which provides for the execution of this Covenant not to Compete and Confidentiality Agreement.

In fulfillment of the terms of the Agreement, adequate, good and valuable consideration recited herein, _________________ enters into this agreement with McLeod, as follows:


1. For a period of five (5) years from the date hereof, the undersigned shall not, within the distribution area of any directory currently being published by McLeod upon conclusion of the transactions described in the Agreement, including those being purchased by McLeod from IDI pursuant to the Agreement, (a) directly or indirectly, as a shareholder, proprietor, partner, consultant, employee, agent, officer, director, associate, lender, investor or in any other capacity, engage in the telephone directory business in competition with McLeod, nor (b) invest in, lend money to, guarantee loans of, make gifts to, advise or by any other means assist or contract with any other person or entity in the telephone directory business or to so compete with McLeod.

2. The undersigned will not disclose any Confidential Information to others outside McLeod or use same for any unauthorized purposes without written approval from an officer of McLeod. "Confidential Information" means any information or compilation of information not generally known, that is proprietary to the business of McLeod or IDI or related to McLeod's publication of any directory which is a subject of the Agreement, and includes, without limitation, trade secrets, inventions, information pertaining to development, marketing, sales, accounting, and licensing of the business products and services, customer lists and contracts, customer information contained in or related to customer records, papers, correspondence or files and all financial information contained in federal and state tax returns. Confidential Information does not include information that is independently developed or received from a third party unrelated to McLeod or IDI, or information that IDI or TDI currently uses for or in directories published in other markets by IDI or TDI. In addition, the undersigned shall not be in default under this agreement if the undersigned's disclosure of Confidential Information is pursuant to a subpoena or other court order.

3. The parties acknowledge and agree that customer lists and contracts, customer information and customer trust and good will are the primary assets of McLeod, are the primary assets previously purchased by McLeod from IDI and are the primary assets being purchased pursuant to the Agreement. The parties desire and agree to protect these interests, assets and information in order to maintain the adequacy of the consideration for the Agreement, for this agreement and for the payments made by McLeod pursuant to the Agreement.

4. The undersigned acknowledges that (i) McLeod is paying substantial and valuable consideration for this agreement, (ii) the undersigned will directly benefit from the transactions contemplated by the Agreement and the terms of the Agreement, described above, (iii) the undersigned will receive adequate cash consideration from McLeod for this Covenant not to Compete and Confidentiality Agreement, (iv) the undersigned will receive substantial additional cash consideration from IDI as the result of the undersigned facilitating and participating in the conclusion of the transactions contemplated by the Agreement, including, specifically, the execution of this Covenant not to Compete and Confidentiality Agreement, (v) that the terms of this agreement are reasonable and necessary to protect the legitimate interests of McLeod and (vi) competition by the undersigned as herein prohibited would cause substantial loss and expense, irreparable damage and harm to McLeod, its assignees or successors, which cannot be fully compensated by monetary award.

5. The parties agree that in the event the provisions of this agreement should ever be adjudicated to exceed the time or geographic limitations permitted by law, then such provisions shall be deemed reformed by the parties to this agreement pursuant to this sentence to the maximum time and geographic limitation allowed by law.

6. The undersigned agree that upon a violation of this agreement , McLeod or an assignee or successor in interest to it, shall have the following rights, which are cumulative, separate causes of action that may be asserted against the undersigned, jointly and severally. McLeod, its successors or assigns, in the event of violation by the undersigned of this agreement, may:

     6.1 Commence an action to secure an injunction to enjoin the undersigned from violating this agreement;

     6.2 Commence an action to require the undersigned to specifically perform this agreement;

     6.3 Commence an action to secure a judgment for monetary damages for violation of this agreement, including, if applicable, punitive damages; or

     6.4 Commence an action to assert any and all of the rights that McLeod, or its successor or assign, may have against the undersigned at such time because of any breach of this agreement.

     6.5 In addition, McLeod, its successor or assignee, may secure reasonable attorney's fees and costs incurred as a result of judgment, order or injunction being rendered against the undersigned.

7. No delay or omission by McLeod in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by McLeod on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. In case any provision of this agreement shall be invalid, illegal, or otherwise unenforceable, the parties shall negotiate in good faith with respect to a substitute provision, such unenforceable provision will be deemed severable and all remaining provisions will remain in full force and effect.

8. The parties hereto expressly consent to the use of multiple counterparts each of which shall constitute an original and all of which together will constitute one and the same instrument.

9. This agreement shall be governed by and construed in accordance of the laws of the State of Iowa.

Dated: March_________, 1997

McLeodUSA Publishing Company


By:_________________________        ___________________________
                                          name